HO3003032113

EXHIBIT 3.i.3

                            ARTICLES OF INCORPORATION

THE UNDERSIGNED INCORPORATION FOR THE PURPOSE OF FORMING A CORPORATION UNDER THE FLORIDA BUSINESS CORPORATION ACT, HEREBY ADOPTS THE FOLLOWING ARTICLES OF INCORPORATION

ARTICLE I.  - NAME

     THE NAME OF THE CORPORATION SHALL BE:

                           Union Dental Corp.

ARTICLE II. - PRINCIPLE OFFICE:

     The principal place of business & mailing address of this corporation shall be:

                           1700 University Blvd., Coral Springs, FL   33071


ARTICLE III. - SHARES:

     The number of shares of stock that this corporation is authorized to have at any one time is:

                           10000000 shares at $.001 par value


ARTICLE IV. - INITIAL OFFICERS/DIRECTORS:

         President/Treasurer/Director:

                           George D. Green
                           1700 University Blvd., Coral Springs, FL   33071


ARTICLE V. - INITIAL REGISTERED AGENT AND STREET ADDRESS:

     The name and Florida street address of the initial registered agent are:

                           George D. Green
                           1700 University Blvd., Coral Springs, FL   33071



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ARTICLE VI. - INCORPORATOR:

     The name and address of the incorporator to the Articles of Incorporation are:

                            Kerry Walsh
                            IncorporateTime.com, inc.
                            36-37 Carleton Avenue, Suite 200
                            Islip Terrace, NY 11752

/s/KWalsh                                       10/23/03
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Kerry Walsh, Incorporator                       Date


Having been named registered agent and to accept service of process for the above stated corporation as the place designated in this certificate I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.


/s/ George D. Green                             10/23/2003
------------------------------                  --------------------------------
George D. Green, Registered Agent               Date















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